UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2022 (June 16, 2022)

APOLLO MEDICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801
(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Apollo Medical Holdings, Inc. (“ApolloMed”) held its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) on June 16, 2022. At the close of business on April 28, 2022, the record date for the 2022 Annual Meeting (the “Record Date”), there were 56,048,564 shares of common stock, par value $0.001 per share, of ApolloMed, issued and outstanding, each share being entitled to one vote and to be voted together as one class vote at the 2022 Annual Meeting. At the 2022 Annual Meeting, there were present in person or by proxy 40,714,428 shares of ApolloMed’s common stock, representing stockholders entitled to cast approximately 72.64% of the total outstanding eligible votes and constituting a quorum. As of the Record Date, 1,111,111 shares of ApolloMed’s Series A preferred stock and 555,555 shares of ApolloMed’s Series B preferred stock, par value $0.001 per share, were held by Network Medical Management, Inc., a wholly-owned subsidiary of ApolloMed, and therefore, pursuant to the Delaware General Corporation Law, such shares of preferred stock were not voted, nor counted for quorum purposes, at the 2022 Annual Meeting.

Set forth below are the voting results for the four proposals considered and voted upon at the 2022 Annual Meeting, all of which were described in ApolloMed’s definitive proxy statement for the 2022 Annual Meeting, filed with the Securities and Exchange Commission on April 29, 2022:

Proposal 1. Election of Directors

ApolloMed’s stockholders elected, by the votes indicated below, eleven persons to serve as directors of ApolloMed until its 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The following sets forth the results of the voting with respect to each candidate:

Director	For	Withheld	Broker Non-Votes (1)
Kenneth Sim, M.D.	33,073,676	289,963	7,350,789
Thomas S. Lam, M.D., M.P.H.	33,199,889	163,750	7,350,789
Mitchell W. Kitayama	32,303,572	1,060,067	7,350,789
David G. Schmidt	32,923,070	440,569	7,350,789
Michael F. Eng	33,095,961	267,678	7,350,789
Ernest A. Bates, M.D.	32,923,190	440,449	7,350,789
Linda Marsh	33,031,526	332,113	7,350,789
John Chiang	33,154,856	208,783	7,350,789
Matthew Mazdyasni	32,668,219	695,420	7,350,789
J. Lorraine Estradas, R.N., B.S.N. M.P.H.	33,227,719	135,920	7,350,789
Weili Dai	33,157,980	205,659	7,350,789

(1) Broker non-votes represent proxies that are uninstructed on a proposal and submitted by brokers or other nominees who lack discretionary authority to vote on the proposal absent instructions from the beneficial owner of shares of stock.

Based on these voting results, each of the eleven nominees for director were elected to serve until ApolloMed’s 2023 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

ApolloMed’s stockholders voted to ratify the appointment of Ernst & Young LLP as ApolloMed’s independent registered public accounting firm for the fiscal year ending December 31, 2022. 40,558,927 votes were cast “for” the ratification, 25,458 votes were cast “against” the ratification and 130,043 votes abstained. There were no broker non-votes for this proposal.

Based on these voting results, the stockholders ratified the appointment of Ernst & Young LLP as ApolloMed’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal 3. Advisory Vote on Executive Compensation

ApolloMed’s stockholders voted, on a non-binding, advisory basis, to approve the compensation of the Company's named executive officers. 30,687,375 votes were cast “for” the ratification, 623,239 votes were cast “against” the ratification and 2,053,025 votes abstained. Additionally, there were 7,350,789 broker non-votes for this proposal.

Based on these voting results, the stockholders approved the compensation of the Company's named executive officers as disclosed in the proxy statement.

Proposal 4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

ApolloMed’s stockholders voted upon, on a non-binding, advisory basis, the frequency of future advisory votes on executive compensation for the Company’s named executive officers. 17,200,785 votes were cast for “1 year,” 139,093 votes were cast for “2 years,” 15,979,536 votes were cast for “3 years,” and 44,225 votes abstained. Additionally, there were 7,350,789 broker non-votes for this proposal.

The stockholders approved, on a non-binding advisory basis, holding a non-binding advisory vote on the compensation program for the Company’s named executive officers every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Date: June 22, 2022	By:	/s/ Thomas S. Lam
	Name: Title:	Thomas S. Lam, M.D., M.P.H. Co-Chief Executive Officer and President